SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2002

U.S. REALTEL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-30401	36-4360426

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Fifteen Piedmont Center Suite 100 Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 442-0120

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On November 4, 2002, U.S. RealTel, Inc. (the “Company”) engaged Deloitte & Touche LLP as its independent auditors for the fiscal year ending December 31, 2002. The engagement of Deloitte & Touche LLP was approved by the Audit Committee of the Company. As previously reported on its Form 8-K filed on September 30, 2002, the Company dismissed its former independent auditors, BDO Seidman, LLP, effective September 25, 2002.

     During the Company’s two most recent fiscal years and the subsequent interim period through September 25, 2002, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. REALTEL, INC.

	By: Title:	/s/ Gregory P. McGraw Gregory P. McGraw President

Date: November 6, 2002